                                                               EXHIBIT (h)(2)(i)


[ING FUNDS LOGO]

June 14, 2004

Nick Horvath
DST Systems, Inc.
333 West 11th St., 5th Floor
Kansas City, Missouri 64105

Dear Mr. Horvath:

      Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING GET U.S. Core Portfolio - Series 7, ING GET U.S. Core Portfolio - Series 8, and ING GET U.S. Core Portfolio - Series 9, three newly established series of ING Variable Insurance Trust (the "Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the AMENDED AND RESTATED EXHIBIT A of the Agreement.

      AMENDED AND RESTATED EXHIBIT A has also been updated to reflect name changes of ING Mercury Fundamental Growth Portfolio to ING Mercury Large Cap Growth Portfolio, effective August 6, 2004, and ING Janus Growth and Income Portfolio to ING Legg Mason Value Portfolio.

      Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds, by signing below.

                                                Very sincerely,

                                                /s/ Robert S. Naka
                                                --------------------------
                                                Robert S. Naka
                                                Senior Vice President
                                                ING Variable Insurance Trust

ACCEPTED AND AGREED TO:
DST Systems, Inc.

By: /s/ Nick Horvath
    -------------------
Name: Nick Horvath
Title: Director of Operations, Duly Authorized

7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000   ING Variable Insurance Trust
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

                         AMENDED AND RESTATED EXHIBIT A

                              WITH RESPECT TO THE

                                AGENCY AGREEMENT

                                    BETWEEN

                                   THE FUNDS

                                      AND

                               DST SYSTEMS, INC.

                                          TYPE OF          STATE OF        TAXPAYER
TAXPAYER/FUND NAME                     ORGANIZATION      ORGANIZATION      I.D. NO.
------------------                    ---------------    -------------    ----------
ING CORPORATE LEADERS TRUST FUND      Trust              New York         13-6061925

ING EQUITY TRUST                      Business Trust     Massachusetts    N/A
  ING Convertible Fund                                                    33-0552461
  ING Disciplined LargeCap Fund                                           06-1533751
  ING Equity and Bond Fund                                                33-0552418
  ING Financial Services Fund                                             95-4020286
  ING LargeCap Growth Fund                                                33-0733557
  ING LargeCap Value Fund                                                 20-0437128
  ING MidCap Opportunities Fund                                           06-1522344
  ING MidCap Value Fund                                                   86-1048451
  ING Principal Protection Fund                                           86-1033467
  ING Principal Protection Fund II                                        86-1039030
  ING Principal Protection Fund III                                       86-1049217
  ING Principal Protection Fund IV                                        82-0540557
  ING Principal Protection Fund V                                         27-0019774
  ING Principal Protection Fund VI                                        48-1284684
  ING Principal Protection Fund VII                                       72-1553495
  ING Principal Protection Fund VIII                                      47-0919259
  ING Principal Protection Fund IX                                        20-0453800
  ING Principal Protection Fund X                                         20-0584080
  ING Principal Protection Fund XI                                        20-0639761
  ING Real Estate Fund                                                    43-1969240
  ING SmallCap Opportunities Fund                                         04-2886856
  ING SmallCap Value Fund                                                 86-1048453
  ING Tax Efficient Equity Fund                                           23-2978988

ING FUNDS TRUST                       Statutory Trust    Delaware         N/A
  ING Classic Money Market Fund                                           23-2978935
  ING GNMA Income Fund                                                    22-2013958
  ING High Yield Bond Fund                                                23-2978938
  ING High Yield Opportunity Fund                                         33-0715888
  ING Intermediate Bond Fund                                              52-2125227

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